UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013 (October 25, 2013)

Excel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, Suite 1101 New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 921-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

ISO Agreement

On October 25, 2013, Excel Corporation (the “Company”) through its subsidiary, Excel Business Solutions, Inc. (“Excel”), entered into an ISO Agreement (“Agreement”) with TOT Payments, LLC, a Florida limited liability company (“TOT”), under which Excel agreed to solicit merchants (the “Merchants”) for TOT to provide credit and debit card processing services to Merchants.

The initial term of the Agreement is five years and will automatically renew for additional successive one year periods, unless terminated pursuant to the terms of the Agreement. During the term of the Agreement, TOT is granting Excel a non-transferable, non-exclusive sub-license to use for its own business the processing, CRM and merchant support programs and platforms of TOT's processor(s). Under the Agreement, Excel will market the credit card and debit card processing services of TOT, and will encourage qualified customers to become Merchants.  During the first 12 months, TOT will advance to Excel on a monthly basis an amount not to exceed $90,000/month to support Excel’s expansion and marketing efforts (the “Advance”).  Excel will have a five (5) month ramp up period and thereafter will be required to generate sufficient business and monthly minimum fees for TOT.    The minimum fee requirements under the Agreement are 50% of the Advance within five (5) months of the effective date of the Agreement, 80% within eight (8) months, and 100% within twelve (12) months.  Should Excel fail to reach minimum fee requirements, TOT shall have the right to adjust the revenues due to be paid to Excel under the Agreement  to cover any shortfall.

Under the terms of the Agreement, the initial revenue split between Excel and TOT will be 90% and 10% respectively, and Excel will be entitled to monthly Compensation (also known in the industry as “Residuals”, which is defined in the Agreement as Excel’s 90% of the revenues for Merchants, less any applicable fees or set-offs permitted to be charged by TOT under the Agreement). Excel will receive the Merchants Residuals for life; Excel’s entitlement to receive its Residuals and Compensation survives the termination or expiration of the Agreement (so long as Excel does not violate certain obligations under the Agreement, primarily the covenant not to solicit TOT’s employees, agents, vendors and Merchants for any competitors of TOT).  The Agreement also provides terms under which TOT will purchase from Excel a portion or all of Excel’s interests in the Residuals. All losses incurred by TOT in excess of 3 basis points of “Net Losses” as defined in the Agreement will be borne 90% by Excel (through a reserve account established under the Agreement) and 10% by TOT.  The Agreement contains standard non-solicitation and indemnification provisions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On October 25, 2013, Meyer “Marcus” Clapman voluntarily resigned from his position as a member of the board of directors of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 31, 2013

EXCEL CORPORATION

By:	/s/ David Popkin
Name: David Popkin
Title: Chief Executive Officer

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